UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 28, 2005
Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
(Address of Principal Executive Offices)

(410) 772-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 28, 2005, Fieldstone Investment Corporation (“FIC”) and Fieldstone Mortgage Company, a wholly owned subsidiary of FIC (“FMC”, and collectively with FIC, the “Sellers” ) entered into a First Amendment (the “First Amendment”) to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004 (the “Repurchase Facility”), by and among FIC, FMC and Lehman Brothers Bank, FSB (“Lehman”).  The First Amendment extends the termination date for the Repurchase Facility from December 28, 2005 to December 27, 2006 and decreases the maximum borrowings available under the Repurchase Facility from $500,000,000 to $300,000,000, as requested by the Sellers.  As of September 30, 2005, the Sellers had $93.9 million outstanding ($228.0 million outstanding as of December 31, 2004) under the Repurchase Facility.  In addition, the First Amendment provides the Sellers with the option to designate mortgage loans under a three tier structure that allows the Sellers to receive a lower cost of funds if the Sellers borrow less against the mortgage loans pledged as collateral, as well as amending certain other terms, including the definition of purchase price. Simultaneous with the execution and delivery of the First Amendment, the Sellers and Lehman entered into a pricing and fee letter (the “Pricing Letter”), which sets forth the pricing spread applicable to the three tiered structure under the Repurchase Facility, as well as the commitment fee and annual non use fee associated with the First Amendment.

Lehman is an affiliate of Lehman Brothers Holdings, Inc. and Lehman Brothers, Inc.  Lehman Brothers Holdings, Inc. and Lehman Brothers, Inc. are parties to that certain master repurchase agreement with Fieldstone Mortgage Ownership Corp. (“FMOC”), a direct wholly owned subsidiary of FIC, which master repurchase agreement is described more fully in FIC’s Current Report on Form 8-K filed with the SEC on October 27, 2005.  In addition, Lehman Brothers, Inc. may provide investment banking services from time to time to Fieldstone Mortgage Investment Corporation, an affiliate of FIC.

The foregoing description of the First Amendment and the Pricing Letter is qualified in its entirety by the First Amendment and the Pricing Letter, copies of which are attached as Exhibits 10.1(a) and 10.1(b) to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

10.1(a)

First Amendment, dated as of December 28, 2005, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Lehman Brothers Bank, FSB.

10.1(b)	Pricing and Fee Letter dated December 28, 2005 by and between Fieldstone Investment Corporation, Fieldstone Mortgage Company and Lehman Brothers Bank, FSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: January 3, 2006	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer